UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2007

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios		91360
Thousand Oaks, California		(Zip Code)
Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On September 1, 2007, Teledyne Technologies Incorporated and Dr. Robert Mehrabian, the Chairman, President and Chief Executive Officer of Teledyne, entered into a Third Amended and Restated Employment Agreement (the “Employment Agreement”) to implement actions of the Personnel and Compensation Committee taken at its meeting on July 24, 2007. The terms of the Employment Agreement are essentially the same as the previously filed Second Amended and Restated Employment Agreement, except: (1) Dr. Mehrabian’s base salary was increased to $800,000, and (2) Dr. Mehrabian’s eligibility to receive country club and city club membership and related tax gross-ups was discontinued. The Employment Agreement also recognizes that as of August 1, 2007, Dr. Mehrabian became eligible to receive the full amount of the previously disclosed supplemental nonqualified pension benefits due to his tenure at Teledyne and its predecessor.
A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 10.1	Third Amended and Restated Employment Agreement, dated September 1, 2007, by and between Teledyne Technologies Incorporated and Dr. Robert Mehrabian.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated: September 4, 2007

EXHIBIT INDEX
Description
Exhibit 10.1	Third Amended and Restated Employment Agreement, dated September 1, 2007, by and between Teledyne Technologies Incorporated and Dr. Robert Mehrabian.